EdR Announces Changes in Key Finance Roles

Koester Focusing on Capital Markets and Mackie Assumes SVP/CAO Role

MEMPHIS, Tenn., May 26, 2015 — EdR (NYSE:EDR), a leader in the ownership, development and management of collegiate housing, announced two changes, effective June 1, 2015, within the finance department: J. Drew Koester to senior vice president of capital markets and investor relations, and Lindsey Mackie to Koester’s previous position of senior vice president and chief accounting officer.

In his newly created role, Mr. Koester will manage all day-to-day responsibilities for capital market and investor relations activities along with EdR’s internal audit activities, enterprise risk management, budgeting and financial planning.

Ms. Mackie’s responsibilities will include corporate and property accounting, treasury, capital projects and financial reporting teams.

“As our company has grown, the demands of our shareholders, analysts and others within the banking and capital market community also have grown to the point that we need to dedicate internal expertise to this vital segment of our business,” said Bill Brewer, EdR’s chief financial officer. “Both Drew and Lindsey have the proven experience, talent and business acumen required for these very important roles.”

Mr. Koester joined EdR in September 2004 as vice president and chief accounting officer to help lead the company through its initial public offering and transition into a publicly traded firm. He was promoted to senior vice president in 2012. Formerly, Mr. Koester was vice president of finance for TruGreen Cos., LLC, a division of The Service Master Co. Prior to his promotion to vice president in 1999, a position he held until joining EdR, he was a financial analyst there. He began his career at Deloitte & Touche, LLP, and received his bachelor’s degree in accounting and finance from Christian Brothers University. He is a Certified Public Accountant (inactive).

Since joining EdR in 2013, Ms. Mackie has played a significant role in the real estate investment trust’s accounting group and has consistently demonstrated that she is well prepared to excel in this important leadership position. As senior manager of financial services, her primary responsibilities have been the internal and external financial reporting, compliance and internal audit functions.

Prior to joining EdR, Ms. Mackie was with Deloitte & Touche, LLP, for six years, advancing to audit manager in her last two years with the firm. A Certified Public Accountant, she earned her master’s degree of accountancy from the University of Mississippi and a bachelor’s degree of accountancy from Mississippi State University.

About EdR
One of America's largest owners, developers and managers of collegiate housing, EdR (NYSE:EDR) is a self-administered and self-managed real estate investment trust that owns or manages 73 communities with more than 40,000 beds serving 53 universities in 23 states. EdR is a member of the Russell 2000 Index and the Morgan Stanley REIT indices. For details, please visit the Company's Web site at www.EdRtrust.com.

For more information, contact:
Bill Brewer, Executive Vice President and Chief Financial Officer
901-259-2500 | bbrewer@EdRtrust.com

For media information or photography, contact:
Susan Jennings, Vice President, Corporate Communication and Marketing
901-259-2506 | sjennings@EdRtrust.com

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